                                                                     Exhibit 5.1


August 26, 2003

Hot Topic, Inc.
18305 E. San Jose Avenue
City of Industry, California 91748

RE:      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         You have requested our opinion with respect to certain matters in connection with the filing by Hot Topic, Inc. (the "COMPANY") of a Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission, covering the registration of 1,850,000 shares of the Company's Common Stock, no par value (the "SHARES"), for issuance pursuant to its 1996 Equity Incentive Plan (the "PLAN").

         In connection with this opinion, we have examined and relied upon the Registration Statement, the Plan, the Company's Articles of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

         On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement, the related Prospectus and the Plan, will be validly issued, fully paid, and nonassessable (except as to shares that may be issued pursuant to deferred payment arrangements, if any, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP


By: /s/ M. Wainwright Fishburn, Jr.
    ------------------------------------
        M. Wainwright Fishburn, Jr.